EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163226 on Form S-8 of DIRECTV
of our report dated May 22, 2014 appearing in this Annual Report on Form 11-K of DIRECTV 401(k) Savings Plan
for the year ended December 31, 2013.

/s/ CROWE HORWATH LLP
Crowe Horwath LLP

Oak Brook, Illinois
May 22, 2014